EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	January 24, 2008
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.39

PER DILUTED COMMON SHARE FOR FOURTH QUARTER 2007

SALT LAKE CITY, January 24, 2008 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported fourth quarter net earnings applicable to common shareholders of $42.2 million, or $0.39 per diluted common share, compared to $142.7 million or $1.32 per diluted common share for the fourth quarter of 2006. The return on average common equity was 3.29% compared to 10.50% for the third quarter of 2007 and 12.08% for the fourth quarter of 2006.

Net earnings applicable to common shareholders for 2007 were $479.4 million or $4.42 per diluted share compared to $579.3 million or $5.36 per diluted share for 2006. The return on average common equity for 2007 was 9.57% compared to 12.89% for 2006.

Comparisons to 2006 include the impact of the Company’s acquisition of The Stockmen’s Bancorp, Inc., which became effective January 17, 2007.

Fourth Quarter 2007 Key Performance Highlights Compared to Third Quarter 2007

•	Loan growth of $1.3 billion.

•	Average core deposit increase of $0.8 billion.

•	Net interest margin of 4.27%, down 17 basis points.

•	Impairment and valuation losses on securities of $158.2 million, or $0.89 per diluted share.

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January 24, 2008

•	Visa Inc. litigation accrual of $8.1 million, or $0.05 per diluted share.

•	Income tax reductions under FIN 48 of $11.9 million.

•	Credit quality:

Provision for loan losses of $70.0 million, up $14.6 million from $55.4 million.

Net loan and lease charge-offs of $26.7 million, up $8.6 million from $18.1 million.

Nonperforming assets of $283.9 million, up $87.3 million from $196.6 million.

“This quarter, relatively strong core performance was largely overshadowed by impairment and valuation losses,” said Harris H. Simmons, chairman and chief executive officer. “We were pleased by the strength of loan growth during the quarter as well as solid core deposit growth. While credit costs increased, the deterioration in credit was manageable and reflects our historically strong underwriting.”

Earnings for the fourth quarter of 2007 were unfavorably impacted by the following items, including those previously disclosed in Form 8-K filings on December 19, 2007 and December 31, 2007:

1.	The Company recognized a pretax charge of approximately $109 million or $0.60 per diluted share for eight Available For Sale trust preferred REIT CDO securities deemed to be other than temporarily impaired. Of this amount, approximately $65 million pretax had been recognized as of September 30, 2007 as a component of Accumulated Other Comprehensive Income.

2.	The Company recorded a pretax loss of approximately $49 million or $0.29 per diluted share from purchases of $895 million of certain securities from Lockhart Funding, LLC, an off-balance sheet commercial paper conduit sponsored by Zions Bank. These purchases were made at book value pursuant to a liquidity agreement between Zions Bank and Lockhart. Approximately $55 million of these purchases resulted from investment downgrades. All of the $895 million of securities purchased from Lockhart are guaranteed by the U.S. Government or its agencies, or are rated AAA by at least one rating agency. At December 31, 2007, Lockhart had approximately $2.1 billion of securities remaining in its portfolio.

3.	The Company recorded a pretax charge of approximately $8.1 million or $0.05 per diluted share for the fair value of its contingent obligation related to certain Visa litigation.

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ZIONS BANCORPORATION

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January 24, 2008

Loan Growth

On-balance-sheet net loans and leases were $39.1 billion at December 31, 2007, an increase of approximately $1.3 billion or 13.4% annualized from $37.8 billion at September 30, 2007, and an increase of approximately $4.4 billion or 12.8% from $34.7 billion at December 31, 2006. Loan growth during the quarter was concentrated primarily in commercial lending and secondarily in commercial term real estate and consumer loans, principally at Zions Bank, Amegy Bank of Texas, and Vectra Bank Colorado. Construction and land development loans declined slightly during the quarter.

Deposits

Average core deposits for the fourth quarter of 2007 increased $0.8 billion or 10.2% annualized to $31.9 billion compared to $31.1 billion for the third quarter of 2007 and increased $2.1 billion or 7.1% compared to $29.8 billion for the fourth quarter of 2006. Average total deposits for the fourth quarter of 2007 increased $0.6 billion to $36.4 billion or 7.0% annualized compared to $35.8 billion for the third quarter of 2007, and increased $2.5 billion or 7.5% compared to $33.9 billion for the fourth quarter of 2006. Average noninterest-bearing demand deposits for the fourth quarter of 2007 were $9.3 billion compared to $9.4 billion for the third quarter of 2007 and $9.5 billion for the fourth quarter of 2006.

Net Interest Income

Net interest income for the fourth quarter of 2007 increased $2.2 million or 1.9% annualized to $478.9 million compared to $476.6 million for the third quarter of 2007, and increased $19.8 million or 4.3% compared to $459.0 million for the fourth quarter of 2006. Taxable-equivalent net interest income for the fourth quarter of 2007 increased $2.0 million or 1.7% annualized to $485.2 million compared to $483.1 million for the third quarter of 2007, and increased $19.9 million or 4.3% from $465.3 million for the fourth quarter of 2006.

During the fourth quarter of 2007, the Company purchased asset-backed commercial paper from Lockhart. The amount of commercial paper included in money market investments on the Company’s average balance sheet for the fourth quarter was approximately $763 million. The amount of the purchased commercial paper outstanding at December 31, 2007 was approximately $710 million. These purchases were made to provide liquidity to Lockhart due to ongoing contraction and disruptions in the credit markets.

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January 24, 2008

The net interest margin was 4.27% for the fourth quarter of 2007 compared to 4.44% for the third quarter of 2007 and 4.60% for the fourth quarter of 2006. Among the primary factors influencing the decline of the net interest margin for the quarter were strong loan growth funded mainly by increased nondeposit borrowings, purchases of Lockhart commercial paper, and competitive deposit pricing pressures.

Noninterest Income

As a result of the $158.2 million of impairment and valuation losses on securities previously discussed, noninterest income for the fourth quarter of 2007 was $(20.2) million. Noninterest income was $145.8 million for the third quarter of 2007 and $139.9 million for the fourth quarter of 2006. During the quarter, service charges and fees on deposit accounts and trust and wealth management income both continued their recent growth, reflecting continued organic growth in these businesses. Loan sales and servicing income decreased during the quarter primarily because of an impairment charge of $3.3 million on retained interests from certain previous small business loan securitizations due to increases in default and discount rate assumptions. Trading and nonhedge derivative income (loss) includes $7.0 million of nonhedge derivative losses for the fourth quarter compared to $9.4 million of losses for the third quarter of 2007.

Noninterest Expense

Noninterest expense for the fourth quarter of 2007 was $353.0 million compared to $352.0 million for the third quarter of 2007 and $342.9 million for the fourth quarter of 2006. Salaries and employee benefits decreased $13.3 million during the quarter primarily because of reductions to bonus, long-term incentive, and profit sharing accruals. Other noninterest expense increased $14.0 million mainly due to the $8.1 million Visa litigation accrual and to increased FDIC premiums of approximately $2.6 million. The Visa litigation accrual represents an estimate of the Company’s proportionate share of a contingent obligation to indemnify Visa Inc. for certain litigation matters. The increase in the efficiency ratio to

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January 24, 2008

75.9% for the fourth quarter of 2007 was primarily due to the impairment and valuation losses on securities and to the Visa litigation accrual. The efficiency ratio was 56.6% excluding the impairment and valuation losses on securities. The efficiency ratio was 56.0% for the third quarter of 2007 and 56.7% for the fourth quarter of 2006.

Income Taxes

The income tax provision was a benefit of $11.0 million for the fourth quarter. Taxable income was significantly lower as previously discussed, and the Company reduced its liability for uncertain tax positions under the provisions of FIN 48, which reduced income taxes and related interest and penalties by $11.9 million.

Asset Quality

Nonperforming assets were $283.9 million at December 31, 2007 compared to $196.6 million at September 30, 2007 and $82.0 million at December 31, 2006, primarily reflecting continuing weakness in residential development and construction activity in the Southwest. The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.73% at December 31, 2007 compared to 0.52% at September 30, 2007 and 0.24% at December 31, 2006.

Net loan and lease charge-offs for the fourth quarter of 2007 were $26.7 million or 0.28% annualized of average loans. This compares with $18.1 million or 0.19% annualized of average loans for the third quarter of 2007 and $17.9 million or 0.21% annualized of average loans for the fourth quarter of 2006.

The provision for loan losses was $70.0 million for the fourth quarter of 2007 compared to $55.4 million for the third quarter of 2007 and $26.7 million for the fourth quarter of 2006. The combined provisions for loan losses and unfunded lending commitments were $70.1 million for the fourth quarter of 2007, $55.5 million for the third quarter of 2007, and $27.4 million for the fourth quarter of 2006.

The allowance for loan losses as a percentage of net loans and leases was 1.18% at December 31, 2007, 1.11% at September 30, 2007 and 1.05% at December 31, 2006. The allowance was 171.0% of

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nonperforming loans at December 31, 2007. The total allowance and reserve for credit losses (allowance for loan losses plus the reserve for unfunded lending commitments) was $480.9 million or 1.23% of net loans and leases at December 31, 2007 compared to $439.6 million or 1.16% at September 30, 2007 and $384.5 million or 1.11% at December 31, 2006.

Capital Management

The Company has not repurchased any common shares since August 16, 2007. At December 31, 2007, approximately $56.3 million remained under the current $400 million repurchase authorization. For 2007, the Company repurchased approximately 3.9 million common shares for $318.8 million at an average price of $81.04 per share. The Company has stated that it does not anticipate a resumption of share repurchases in the near term. Approximately 2.6 million shares were issued in January 2007 for the Stockmen’s acquisition.

The Company’s tangible equity ratio was 6.17% at December 31, 2007 compared to 6.40% at September 30, 2007 and 6.51% at December 31, 2006. The decrease from the previous quarter is primarily due to loan growth and to reduced earnings, partially offset by net improvements in Accumulated Other Comprehensive Income.

Weighted average common and common-equivalent shares outstanding for the fourth quarter of 2007 were 106,902,983 compared to 107,879,963 for the third quarter of 2007 and 108,221,096 for the fourth quarter of 2006. Common shares outstanding at December 31, 2007 were 107,116,505 compared to 106,934,360 at September 30, 2007 and 106,720,884 at December 31, 2006.

Other Events

Effective November 2, 2007, the Company’s National Bank of Arizona subsidiary completed the sale of the 11 California branches included in its acquisition of The Stockmen’s Bancorp in January 2007. The sale of these branches included approximately $169 million of loans and $190 million of deposits. No gain or loss was recognized, and goodwill and core deposit intangibles were reduced to reflect the sale of the branches.

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ZIONS BANCORPORATION

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January 24, 2008

Conference Call

Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 24, 2008). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-659-2056 (international: 617-614-2714) and entering the passcode 90495326, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from 7:30 p.m. ET on Thursday, January 24, through midnight ET on Thursday, January 31, by dialing 1-888-286-8010 (international: 617-801-6888) and entering the passcode 27713068. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 500 offices and approximately 600 ATMs in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability

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January 24, 2008

to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations, including changes in asset-backed commercial paper markets and valuations in structured securities and other assets; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2006 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site ( http://www.sec.gov ).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES

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FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
(In thousands, except per share and ratio data)	2007	2006	% Change	2007	2006	% Change

EARNINGS
Taxable-equivalent net interest income	$485,157	$465,267	4.27%	$1,908,053	$1,788,958	6.66%
Taxable-equivalent revenue	464,923	605,148	(23.17)%	2,320,397	2,340,167	(0.84)%
Net interest income	478,885	459,039	4.32%	1,881,952	1,764,724	6.64%
Noninterest income	(20,234)	139,881	(114.47)%	412,344	551,209	(25.19)%
Provision for loan losses	69,982	26,675	162.35%	152,210	72,572	109.74%
Noninterest expense	352,966	342,926	2.93%	1,404,588	1,330,437	5.57%
Income before income taxes and minority interest	35,703	229,319	(84.43)%	737,498	912,924	(19.22)%
Income taxes (benefit)	(11,035)	80,081	(113.78)%	235,737	317,950	(25.86)%
Minority interest	1,197	2,730	56.15%	8,016	11,849	32.35%
Net income	45,541	146,508	(68.92)%	493,745	583,125	(15.33)%
Net earnings applicable to common shareholders	42,198	142,673	(70.42)%	479,422	579,290	(17.24)%

PER COMMON SHARE
Net earnings (diluted)	0.39	1.32	(70.45)%	4.42	5.36	(17.54)%
Dividends	0.43	0.39	10.26%	1.68	1.47	14.29%
Book value per common share				47.17	44.48	6.05%

SELECTED RATIOS
Return on average assets	0.35%	1.27%		1.01%	1.32%
Return on average common equity	3.29%	12.08%		9.57%	12.89%
Efficiency ratio	75.92%	56.67%		60.53%	56.85%
Net interest margin	4.27%	4.60%		4.43%	4.63%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
(In thousands, except share and ratio data)	2007	2006	% Change	2007	2006	% Change

AVERAGE BALANCES
Total assets	$50,941,152	$45,818,165	11.18%	$48,847,219	$44,241,772	10.41%
Total interest-earning assets	45,106,413	40,154,556	12.33%	43,048,458	38,668,036	11.33%
Securities	5,188,980	5,627,906	(7.80)%	5,406,682	5,793,985	(6.68)%
Net loans and leases	38,450,974	34,059,617	12.89%	36,808,146	32,395,359	13.62%
Goodwill	2,009,022	1,895,860	5.97%	2,005,245	1,887,335	6.25%
Core deposit and other intangibles	162,679	168,547	(3.48)%	180,783	181,316	(0.29)%
Total deposits	36,381,125	33,853,608	7.47%	35,823,969	32,759,623	9.35%
Core deposits (1)	31,863,057	29,763,841	7.05%	31,044,782	29,487,936	5.28%
Minority interest	32,343	40,471	(20.08)%	36,385	33,803	7.64%
Shareholders’ equity:
Preferred equity	240,000	65,216	268.01%	240,000	16,438	1,360.03%
Common equity	5,094,138	4,685,507	8.72%	5,007,627	4,493,042	11.45%

Weighted average common and common-equivalent shares outstanding	106,902,983	108,221,096	(1.22)%	108,522,864	108,028,075	0.46%

AT PERIOD END
Total assets				$52,947,414	$46,970,226	12.73%
Total interest-earning assets				46,448,887	40,804,299	13.83%
Securities				5,860,900	5,767,467	1.62%
Net loans and leases				39,087,779	34,667,556	12.75%
Sold loans being serviced (2)				1,885,132	2,586,451	(27.12)%
Allowance for loan losses				459,376	365,150	25.80%
Reserve for unfunded lending commitments				21,530	19,368	11.16%
Goodwill				2,009,513	1,900,517	5.74%
Core deposit and other intangibles				149,493	162,134	(7.80)%
Total deposits				36,922,753	34,981,746	5.55%
Core deposits (1)				32,531,165	30,679,690	6.03%
Minority interest				30,939	42,791	(27.70)%
Shareholders’ equity:
Preferred equity				240,000	240,000	–
Common equity				5,052,800	4,747,023	6.44%

Common shares outstanding				107,116,505	106,720,884	0.37%

Average equity to average assets	10.47%	10.37%		10.74%	10.19%
Common dividend payout	108.88%	29.51%		37.82%	27.10%
Tangible equity ratio				6.17%	6.51%
Nonperforming assets				283,854	81,994	246.19%
Accruing loans past due 90 days or more				77,419	43,727	77.05%
Nonperforming assets to net loans and leases and other real estate owned at period end				0.73%	0.24%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share and ratio data)	2007	2007	2007	2007	2006

EARNINGS
Taxable-equivalent net interest income	$485,157	$483,115	$476,060	$463,721	$465,267
Taxable-equivalent revenue	464,923	628,938	617,401	609,135	605,148
Net interest income	478,885	476,637	469,347	457,083	459,039
Noninterest income	(20,234)	145,823	141,341	145,414	139,881
Provision for loan losses	69,982	55,354	17,763	9,111	26,675
Noninterest expense	352,966	352,031	347,612	351,979	342,926
Income before income taxes and minority interest	35,703	215,075	245,313	241,407	229,319
Income taxes (benefit)	(11,035)	71,853	86,065	88,854	80,081
Minority interest	1,197	7,490	34	(705)	2,730
Net income	45,541	135,732	159,214	153,258	146,508
Net earnings applicable to common shareholders	42,198	131,962	155,607	149,655	142,673

PER COMMON SHARE
Net earnings (diluted)	0.39	1.22	1.43	1.36	1.32
Dividends	0.43	0.43	0.43	0.39	0.39
Book value per common share	47.17	46.92	46.14	46.04	44.48

SELECTED RATIOS
Return on average assets	0.35%	1.10%	1.33%	1.31%	1.27%
Return on average common equity	3.29%	10.50%	12.50%	12.25%	12.08%
Efficiency ratio	75.92%	55.97%	56.30%	57.78%	56.67%
Net interest margin	4.27%	4.44%	4.53%	4.51%	4.60%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share and ratio data)	2007	2007	2007	2007	2006

AVERAGE BALANCES
Total assets	$50,941,152	$48,903,319	$47,921,787	$47,478,985	$45,818,165
Total interest-earning assets	45,106,413	43,200,858	42,151,667	41,695,743	40,154,556
Securities	5,188,980	5,221,722	5,426,896	5,797,856	5,627,906
Net loans and leases	38,450,974	37,194,850	36,142,957	35,406,094	34,059,617
Goodwill	2,009,022	2,015,532	2,012,270	1,983,765	1,895,860
Core deposit and other intangibles	162,679	177,864	188,843	194,124	168,547
Total deposits	36,381,125	35,756,600	35,964,203	35,181,504	33,853,608
Core deposits (1)	31,863,057	31,067,905	30,873,001	30,358,375	29,763,841
Minority interest	32,343	37,527	35,009	40,741	40,471
Shareholders’ equity:
Preferred equity	240,000	240,000	240,000	240,000	65,216
Common equity	5,094,138	4,987,275	4,993,383	4,954,400	4,685,507

Weighted average common and common-equivalent shares outstanding	106,902,983	107,879,963	109,123,735	110,106,637	108,221,096

AT PERIOD END
Total assets	$52,947,414	$50,044,686	$48,691,445	$48,558,866	$46,970,226
Total interest-earning assets	46,448,887	44,104,956	42,721,118	42,538,513	40,804,299
Securities	5,860,900	5,261,057	5,289,180	5,608,927	5,767,467
Net loans and leases	39,087,779	37,822,259	36,788,205	35,944,848	34,667,556
Sold loans being serviced (2)	1,885,132	2,022,142	2,201,897	2,401,355	2,586,451
Allowance for loan losses	459,376	418,165	380,295	371,213	365,150
Reserve for unfunded lending commitments	21,530	21,394	21,222	20,000	19,368
Goodwill	2,009,513	2,021,519	2,013,314	2,011,889	1,900,517
Core deposit and other intangibles	149,493	172,140	180,867	192,677	162,134
Total deposits	36,922,753	35,774,713	36,185,572	36,325,739	34,981,746
Core deposits (1)	32,531,165	31,239,069	31,303,578	31,238,791	30,679,690
Minority interest	30,939	37,411	32,094	38,691	42,791
Shareholders’ equity:
Preferred equity	240,000	240,000	240,000	240,000	240,000
Common equity	5,052,800	5,016,980	4,984,702	5,021,170	4,747,023

Common shares outstanding	107,116,505	106,934,360	108,034,079	109,052,149	106,720,884

Average equity to average assets	10.47%	10.69%	10.92%	10.94%	10.37%
Common dividend payout	108.88%	34.96%	29.88%	28.57%	29.51%
Tangible equity ratio	6.17%	6.40%	6.52%	6.59%	6.51%
Nonperforming assets	283,854	196,575	95,398	82,524	81,994
Accruing loans past due 90 days or more	77,419	64,516	47,782	56,880	43,727
Nonperforming assets to net loans and leases and other real estate owned at period end	0.73%	0.52%	0.26%	0.23%	0.24%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share amounts)	2007	2007	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,855,155	$1,481,238	$1,640,946	$1,574,519	$1,938,810
Money market investments:
Interest-bearing deposits and commercial paper	726,446	513,395	39,881	17,325	43,203
Federal funds sold	102,225	23,567	120,959	527,691	55,658
Security resell agreements	671,537	484,678	482,893	439,722	270,415
Investment securities:
Held to maturity, at cost (approximate market value $702,148, $686,026, $685,521, $663,474 and $648,828)	704,441	695,842	702,189	667,269	653,124
Available for sale, at market	5,134,610	4,549,721	4,564,183	4,909,220	5,050,907
Trading account, at market (includes $741, $22, $1,745, $1,095 and $34,494 transferred as collateral under repurchase agreements)	21,849	15,494	22,808	32,438	63,436

	5,860,900	5,261,057	5,289,180	5,608,927	5,767,467
Loans:
Loans held for sale	207,943	200,653	226,041	266,880	252,818
Loans and leases	39,044,163	37,778,228	36,715,752	35,832,061	34,566,118

	39,252,106	37,978,881	36,941,793	36,098,941	34,818,936
Less:
Unearned income and fees, net of related costs	164,327	156,622	153,588	154,093	151,380
Allowance for loan losses	459,376	418,165	380,295	371,213	365,150

Loans and leases, net of allowance	38,628,403	37,404,094	36,407,910	35,573,635	34,302,406

Other noninterest-bearing investments	1,034,412	1,043,475	972,830	988,015	1,022,383
Premises and equipment, net	655,712	658,294	648,731	645,391	609,472
Goodwill	2,009,513	2,021,519	2,013,314	2,011,889	1,900,517
Core deposit and other intangibles	149,493	172,140	180,867	192,677	162,134
Other real estate owned	15,201	11,973	10,646	9,682	9,250
Other assets	1,238,417	969,256	883,288	969,393	888,511

	$52,947,414	$50,044,686	$48,691,445	$48,558,866	$46,970,226

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$9,618,300	$9,322,668	$9,857,638	$9,761,255	$10,010,310
Interest-bearing:
Savings and money market	14,812,062	14,811,615	14,712,294	15,003,091	14,673,478
Internet money market	2,163,014	1,707,544	1,544,031	1,464,535	1,185,409
Time under $100,000	2,562,363	2,599,595	2,535,881	2,485,720	2,257,967
Time $100,000 and over	4,391,588	4,535,644	4,881,994	5,086,948	4,302,056
Foreign	3,375,426	2,797,647	2,653,734	2,524,190	2,552,526

	36,922,753	35,774,713	36,185,572	36,325,739	34,981,746

Securities sold, not yet purchased	224,269	21,036	28,456	190,878	175,993
Federal funds purchased	2,463,460	2,391,805	2,221,887	2,132,682	1,993,483
Security repurchase agreements	1,298,112	1,070,702	1,061,598	924,922	934,057
Other liabilities	644,375	560,853	602,173	662,589	621,922
Commercial paper	297,850	411,007	228,607	186,978	220,507
Federal Home Loan Bank advances and other borrowings:
One year or less	3,181,990	2,037,644	664,509	323,598	517,925
Over one year	127,612	128,218	128,832	129,446	137,058
Long-term debt	2,463,254	2,354,317	2,313,015	2,382,173	2,357,721

Total liabilities	47,623,675	44,750,295	43,434,649	43,259,005	41,940,412

Minority interest	30,939	37,411	32,094	38,691	42,791
Shareholders’ equity:
Capital stock:
Preferred stock, without par value, authorized 3,000,000 shares:
Series A (liquidation preference $1,000 per share); issued and outstanding 240,000 shares	240,000	240,000	240,000	240,000	240,000
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 107,116,505, 106,934,360, 108,034,079, 109,052,149 and 106,720,884 shares	2,212,237	2,200,228	2,279,722	2,381,509	2,230,303
Retained earnings	2,910,692	2,914,439	2,828,613	2,719,502	2,602,189
Accumulated other comprehensive income (loss)	(58,835)	(86,914)	(112,840)	(69,257)	(75,849)
Deferred compensation	(11,294)	(10,773)	(10,793)	(10,584)	(9,620)

Total shareholders’ equity	5,292,800	5,256,980	5,224,702	5,261,170	4,987,023

	$52,947,414	$50,044,686	$48,691,445	$48,558,866	$46,970,226

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 14

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share amounts)	2007	2007	2007	2007	2006

Interest income:
Interest and fees on loans	$727,185	$724,598	$697,022	$674,577	$665,791
Interest on loans held for sale	2,975	3,695	4,322	3,875	4,066
Lease financing	5,782	5,461	5,234	5,206	4,974
Interest on money market investments	18,760	10,841	7,756	6,342	6,116
Interest on securities:
Held to maturity – taxable	2,387	2,343	2,064	2,203	2,220
Held to maturity – nontaxable	6,430	6,402	6,227	6,091	5,963
Available for sale – taxable	61,459	61,248	63,825	68,507	68,075
Available for sale – nontaxable	2,070	2,274	2,398	2,458	2,083
Trading account	471	880	766	1,192	2,009

Total interest income	827,519	817,742	789,614	770,451	761,297

Interest expense:
Interest on savings and money market deposits	125,382	123,586	117,295	113,103	112,105
Interest on time and foreign deposits	119,242	119,781	120,445	112,885	102,025
Interest on short-term borrowings	67,601	59,034	43,369	48,692	45,504
Interest on long-term debt	36,409	38,704	39,158	38,688	42,624

Total interest expense	348,634	341,105	320,267	313,368	302,258

Net interest income	478,885	476,637	469,347	457,083	459,039
Provision for loan losses	69,982	55,354	17,763	9,111	26,675

Net interest income after provision for loan losses	408,903	421,283	451,584	447,972	432,364

Noninterest income:
Service charges and fees on deposit accounts	48,130	46,919	45,116	43,385	41,628
Loan sales and servicing income	8,640	11,607	8,998	9,258	12,332
Other service charges, commissions and fees	50,128	51,623	49,911	45,153	45,645
Trust and wealth management income	10,151	9,040	9,125	8,216	8,057
Income from securities conduit	2,472	3,221	5,968	6,515	7,567
Dividends and other investment income	13,830	14,720	11,271	11,093	10,360
Trading and nonhedge derivative income (loss)	(2,125)	(5,218)	5,224	5,200	4,991
Equity securities gains, net	1,349	11,072	100	5,198	5,875
Fixed income securities gains (losses), net	(753)	58	13	3,701	(554)
Impairment losses on AFS securities and valuation losses on securities purchased from Lockhart Funding	(158,208)	–	–	–	–
Other	6,152	2,781	5,615	7,695	3,980

Total noninterest income	(20,234)	145,823	141,341	145,414	139,881

Noninterest expense:
Salaries and employee benefits	191,141	204,488	198,668	205,587	189,627
Occupancy, net	27,312	27,203	26,334	26,589	25,170
Furniture and equipment	24,917	23,996	24,272	23,267	22,623
Legal and professional services	12,132	10,918	11,242	9,537	11,234
Postage and supplies	9,416	10,024	9,025	8,047	8,402
Advertising	6,322	6,624	7,517	6,457	7,100
Debt extinguishment cost	–	–	–	89	7,261
Merger related expense	687	682	1,491	2,406	2,199
Amortization of core deposit and other intangibles	10,459	11,495	11,812	11,129	10,899
Provision for unfunded lending commitments	136	172	1,222	306	731
Other	70,444	56,429	56,029	58,565	57,680

Total noninterest expense	352,966	352,031	347,612	351,979	342,926

Income before income taxes and minority interest	35,703	215,075	245,313	241,407	229,319
Income taxes (benefit)	(11,035)	71,853	86,065	88,854	80,081
Minority interest	1,197	7,490	34	(705)	2,730

Net income	45,541	135,732	159,214	153,258	146,508
Preferred stock dividend	3,343	3,770	3,607	3,603	3,835

Net earnings applicable to common shareholders	$42,198	$131,962	$155,607	$149,655	$142,673

Weighted average common shares outstanding during the period:
Basic shares	106,454	106,814	107,803	108,414	106,457
Diluted shares	106,903	107,880	109,124	110,107	108,221

Net earnings per common share:
Basic	$0.40	$1.24	$1.44	$1.38	$1.34
Diluted	0.39	1.22	1.43	1.36	1.32

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 15

CONSOLIDATED STATEMENTS OF INCOME (Continued)

(Unaudited)

	Years Ended December 31,
(In thousands, except per share amounts)	2007	2006

Interest income:
Interest and fees on loans	$2,823,382	$2,438,324
Interest on loans held for sale	14,867	16,442
Lease financing	21,683	18,290
Interest on money market investments	43,699	24,714
Interest on securities:
Held to maturity – taxable	8,997	8,861
Held to maturity – nontaxable	25,150	22,909
Available for sale – taxable	255,039	272,252
Available for sale – nontaxable	9,200	8,630
Trading account	3,309	7,699

Total interest income	3,205,326	2,818,121

Interest expense:
Interest on savings and money market deposits	479,366	405,269
Interest on time and foreign deposits	472,353	315,569
Interest on short-term borrowings	218,696	164,335
Interest on long-term debt	152,959	168,224

Total interest expense	1,323,374	1,053,397

Net interest income	1,881,952	1,764,724
Provision for loan losses	152,210	72,572

Net interest income after provision for loan losses	1,729,742	1,692,152

Noninterest income:
Service charges and fees on deposit accounts	183,550	160,774
Loan sales and servicing income	38,503	54,193
Other service charges, commissions and fees	196,815	171,767
Trust and wealth management income	36,532	29,970
Income from securities conduit	18,176	32,206
Dividends and other investment income	50,914	39,918
Trading and nonhedge derivative income	3,081	18,501
Equity securities gains, net	17,719	17,841
Fixed income securities gains, net	3,019	6,416
Impairment losses on AFS securities and valuation losses on securities purchased from Lockhart Funding	(158,208)	–
Other	22,243	19,623

Total noninterest income	412,344	551,209

Noninterest expense:
Salaries and employee benefits	799,884	751,679
Occupancy, net	107,438	99,607
Furniture and equipment	96,452	88,725
Legal and professional services	43,829	40,134
Postage and supplies	36,512	33,076
Advertising	26,920	26,465
Debt extinguishment cost	89	7,261
Impairment losses on long-lived assets	–	1,304
Merger related expense	5,266	20,461
Amortization of core deposit and other intangibles	44,895	43,000
Provision for unfunded lending commitments	1,836	1,248
Other	241,467	217,477

Total noninterest expense	1,404,588	1,330,437

Income before income taxes and minority interest	737,498	912,924
Income taxes	235,737	317,950
Minority interest	8,016	11,849

Net income	493,745	583,125
Preferred stock dividend	14,323	3,835

Net earnings applicable to common shareholders	$479,422	$579,290

Weighted average common shares outstanding during the period:
Basic shares	107,365	106,057
Diluted shares	108,523	108,028

Net earnings per common share:
Basic	$4.47	$5.46
Diluted	4.42	5.36

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 16

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(Unaudited)

	Preferred	Common	Retained	Accumulated other comprehensive	Deferred	Total shareholders’
(In thousands, except per share amounts)	stock	stock	earnings	income (loss)	compensation	equity

Balance, December 31, 2006	$240,000	$2,230,303	$2,602,189	$(75,849)	$(9,620)	$4,987,023
Cumulative effect of change in accounting principle, adoption of FIN 48			10,408			10,408
Comprehensive income:
Net income			493,745			493,745
Other comprehensive income, net of tax:
Net realized and unrealized holding losses on investments and retained interests				(181,815)
Foreign currency translation				(6)
Reclassification for net realized losses on investments recorded in operations				91,426
Net unrealized gains on derivative instruments				106,929
Pension and postretirement				480

Other comprehensive income				17,014		17,014

Total comprehensive income						510,759
Stock redeemed and retired		(322,025)				(322,025)
Net stock options exercised		70,278				70,278
Common stock issued in acquisition		206,075				206,075
Share-based compensation		27,606				27,606
Dividends declared on preferred stock			(14,323)			(14,323)
Cash dividends on common stock, $1.68 per share			(181,327)			(181,327)
Change in deferred compensation					(1,674)	(1,674)

Balance, December 31, 2007	$240,000	$2,212,237	$2,910,692	$(58,835)	$(11,294)	$5,292,800

Balance, December 31, 2005	$–	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income			583,125			583,125
Other comprehensive income, net of tax:
Net realized and unrealized holding losses on investments and retained interests				(7,684)
Foreign currency translation				715
Reclassification for net realized gains on investments recorded in operations				(630)
Net unrealized gains on derivative instruments				8,548
Pension and postretirement				6,245

Other comprehensive income				7,194		7,194

Total comprehensive income						590,319
Issuance of preferred stock	240,000	(4,167)				235,833
Stock redeemed and retired		(26,483)				(26,483)
Net stock options exercised		91,647				91,647
Reclassification of deferred compensation, adoption of SFAS 123R		(11,111)			11,111	–
Share-based compensation		23,685				23,685
Dividends declared on preferred stock			(3,835)			(3,835)
Cash dividends on common stock, $1.47 per share			(156,986)			(156,986)
Change in deferred compensation					(4,421)	(4,421)

Balance, December 31, 2006	$240,000	$2,230,303	$2,602,189	$(75,849)	$(9,620)	$4,987,023

Total comprehensive income for the three months ended December 31, 2007 and 2006 was $73,620 and $159,951, respectively.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 17

Nonperforming Assets

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2007	2007	2007	2007	2006

Nonaccrual loans	$258,513	$174,315	$82,314	$69,580	$66,405
Restructured loans	10,140	10,287	2,438	132	164
Other real estate owned	15,201	11,973	10,646	9,682	9,250
Other assets	–	–	–	3,130	6,175

Total	$283,854	$196,575	$95,398	$82,524	$81,994

% of net loans and leases* and other real estate owned	0.73%	0.52%	0.26%	0.23%	0.24%

Accruing loans past due 90 days or more	$77,419	$64,516	$47,782	$56,880	$43,727

% of net loans and leases*	0.20%	0.17%	0.13%	0.16%	0.13%

*Includes loans held for sale.

Allowance and Reserve for Credit Losses (Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2007	2007	2007	2007	2006

Allowance for Loan Losses
Balance at beginning of period	$418,165	$380,295	$371,213	$365,150	$356,342
Allowance of company acquired	–	578	–	7,061	–
Allowance of branches sold	(2,034)	–	–	–	–
Add:
Provision for losses	69,982	55,354	17,763	9,111	26,675
Deduct:
Loan and lease charge-offs	(30,023)	(20,815)	(13,767)	(14,079)	(23,219)
Recoveries	3,286	2,753	5,086	3,970	5,352

Net loan and lease charge-offs	(26,737)	(18,062)	(8,681)	(10,109)	(17,867)

Balance at end of period	$459,376	$418,165	$380,295	$371,213	$365,150

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.18%	1.11%	1.03%	1.03%	1.05%

Ratio of allowance for loan losses to nonperforming loans at period end	170.99%	226.52%	448.72%	532.50%	548.53%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$21,394	$21,222	$20,000	$19,368	$18,637
Reserve of company acquired	–	–	–	326	–
Provision charged against earnings	136	172	1,222	306	731

Balance at end of period	$21,530	$21,394	$21,222	$20,000	$19,368

Total Allowance and Reserve for Credit Losses
Allowance for loan losses	$459,376	$418,165	$380,295	$371,213	$365,150
Reserve for unfunded lending commitments	21,530	21,394	21,222	20,000	19,368

Total allowance and reserve for credit losses	$480,906	$439,559	$401,517	$391,213	$384,518

Ratio of total allowance and reserve for credit losses to net loans and leases outstanding at period end	1.23%	1.16%	1.09%	1.09%	1.11%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 18

Sold Loans Being Serviced

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2007	2007	2007	2007	2006

Balance at beginning of period	$2,022,142	$2,201,897	$2,401,355	$2,586,451	$2,796,644
New loans sold	25,234	8,162	19,173	10,931	30,061
Payments and other reductions	(162,244)	(187,917)	(218,631)	(196,027)	(240,254)

Balance at end of period	$1,885,132	$2,022,142	$2,201,897	$2,401,355	$2,586,451

Loan Balances By Portfolio Type (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(In millions)	2007	2007	2007	2007	2006

Loans held for sale	$208	$201	$226	$267	$253

Commercial lending:
Commercial and industrial	9,811	9,260	8,922	8,420	8,422
Leasing	503	474	450	447	443
Owner occupied	7,604	7,347	7,123	6,867	6,260

Total commercial lending	17,918	17,081	16,495	15,734	15,125

Commercial real estate:
Construction and land development	8,315	8,322	7,963	7,739	7,483
Term	5,276	5,054	5,084	5,215	4,952

Total commercial real estate	13,591	13,376	13,047	12,954	12,435

Consumer:
Home equity credit line and other consumer real estate	2,203	2,107	2,042	1,935	1,850
1-4 family residential	4,206	4,178	4,134	4,176	4,192
Bankcard and other revolving plans	347	299	306	289	295
Other	452	467	456	465	457

Total consumer	7,208	7,051	6,938	6,865	6,794

Foreign loans	26	27	12	3	3

Other receivables	301	243	224	276	209

Total loans	$39,252	$37,979	$36,942	$36,099	$34,819

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 19

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Three Months Ended December 31, 2007			Three Months Ended September 30, 2007
(In thousands)	Average balance	Amount of interest (1)	Average rate	Average balance	Amount of interest (1)	Average rate

ASSETS
Money market investments	$1,466,459	$18,760	5.08%	$784,286	$10,841	5.48%
Securities:
Held to maturity	699,216	12,279	6.97%	701,587	12,192	6.89%
Available for sale	4,449,346	64,644	5.76%	4,462,480	64,746	5.76%
Trading account	40,418	471	4.62%	57,655	880	6.06%

Total securities	5,188,980	77,394	5.92%	5,221,722	77,818	5.91%

Loans:
Loans held for sale	195,597	2,975	6.03%	235,345	3,695	6.23%
Net loans and leases (2)	38,255,377	734,662	7.62%	36,959,505	731,866	7.86%

Total loans and leases	38,450,974	737,637	7.61%	37,194,850	735,561	7.85%

Total interest-earning assets	45,106,413	833,791	7.33%	43,200,858	824,220	7.57%

Cash and due from banks	1,407,714			1,421,895
Allowance for loan losses	(424,413)			(390,078)
Goodwill	2,009,022			2,015,532
Core deposit and other intangibles	162,679			177,864
Other assets	2,679,737			2,477,248

Total assets	$50,941,152			$48,903,319

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,415,558	11,219	1.01%	$4,337,513	9,942	0.91%
Money market	10,440,278	90,141	3.43%	10,466,124	93,156	3.53%
Internet money market	2,011,599	24,022	4.74%	1,619,423	20,488	5.02%
Time under $100,000	2,582,100	28,783	4.42%	2,577,033	28,831	4.44%
Time $100,000 and over	4,518,068	54,210	4.76%	4,688,695	57,710	4.88%
Foreign	3,123,521	36,249	4.60%	2,703,397	33,240	4.88%

Total interest-bearing deposits	27,091,124	244,624	3.58%	26,392,185	243,367	3.66%

Borrowed funds:
Securities sold, not yet purchased	26,643	299	4.45%	20,673	252	4.84%
Federal funds purchased and security repurchase agreements	3,528,741	37,528	4.22%	3,350,693	40,123	4.75%
Commercial paper	356,835	4,795	5.33%	293,432	4,063	5.49%
FHLB advances and other borrowings:
One year or less	2,106,015	24,979	4.71%	1,115,750	14,596	5.19%
Over one year	127,898	1,851	5.74%	128,534	1,862	5.75%
Long-term debt	2,389,808	34,558	5.74%	2,329,325	36,842	6.28%

Total borrowed funds	8,535,940	104,010	4.83%	7,238,407	97,738	5.36%

Total interest-bearing liabilities	35,627,064	348,634	3.88%	33,630,592	341,105	4.02%

Noninterest-bearing deposits	9,290,001			9,364,415
Other liabilities	657,606			643,510

Total liabilities	45,574,671			43,638,517
Minority interest	32,343			37,527
Shareholders’ equity:
Preferred equity	240,000			240,000
Common equity	5,094,138			4,987,275

Total shareholders’ equity	5,334,138			5,227,275

Total liabilities and shareholders’ equity	$50,941,152			$48,903,319

Spread on average interest-bearing funds			3.45%			3.55%
Taxable-equivalent net interest income and net yield on interest-earning assets		$485,157	4.27%		$483,115	4.44%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 20

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Year Ended December 31, 2007			Year Ended December 31, 2006
(In thousands)	Average balance	Amount of interest (1)	Average rate	Average balance	Amount of interest (1)	Average rate

ASSETS
Money market investments	$833,630	$43,699	5.24%	$478,692	$24,714	5.16%
Securities:
Held to maturity	684,180	47,689	6.97%	645,342	44,106	6.83%
Available for sale	4,661,271	269,193	5.78%	4,991,846	285,529	5.72%
Trading account	61,231	3,309	5.40%	156,797	7,699	4.91%

Total securities	5,406,682	320,191	5.92%	5,793,985	337,334	5.82%

Loans:
Loans held for sale	233,565	14,867	6.37%	261,103	16,442	6.30%
Net loans and leases (2)	36,574,581	2,852,670	7.80%	32,134,256	2,463,865	7.67%

Total loans and leases	36,808,146	2,867,537	7.79%	32,395,359	2,480,307	7.66%

Total interest-earning assets	43,048,458	3,231,427	7.51%	38,668,036	2,842,355	7.35%

Cash and due from banks	1,476,664			1,475,405
Allowance for loan losses	(391,285)			(349,567)
Goodwill	2,005,245			1,887,335
Core deposit and other intangibles	180,783			181,316
Other assets	2,527,354			2,379,247

Total assets	$48,847,219			$44,241,772

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,443,072	41,400	0.93%	$4,179,620	30,845	0.74%
Money market	10,350,586	358,126	3.46%	10,684,281	328,245	3.07%
Internet money market	1,611,420	79,840	4.95%	985,735	46,179	4.68%
Time under $100,000	2,528,429	110,722	4.38%	2,065,506	77,461	3.75%
Time $100,000 and over	4,779,187	231,202	4.84%	3,271,687	142,630	4.36%
Foreign	2,709,997	130,429	4.81%	2,065,234	95,478	4.62%

Total interest-bearing deposits	26,422,691	951,719	3.60%	23,252,063	720,838	3.10%

Borrowed funds:
Securities sold, not yet purchased	29,821	1,359	4.56%	65,490	2,995	4.57%
Federal funds purchased and security repurchase agreements	3,211,117	148,506	4.62%	2,837,708	124,647	4.39%
Commercial paper	256,377	13,870	5.41%	219,747	11,437	5.20%
FHLB advances and other borrowings:
One year or less	1,099,105	54,961	5.00%	479,272	25,256	5.27%
Over one year	130,512	7,537	5.77%	148,417	8,608	5.80%
Long-term debt	2,364,846	145,422	6.15%	2,491,316	159,616	6.41%

Total borrowed funds	7,091,778	371,655	5.24%	6,241,950	332,559	5.33%

Total interest-bearing liabilities	33,514,469	1,323,374	3.95%	29,494,013	1,053,397	3.57%

Noninterest-bearing deposits	9,401,278			9,507,560
Other liabilities	647,460			696,916

Total liabilities	43,563,207			39,698,489
Minority interest	36,385			33,803
Shareholders’ equity:
Preferred equity	240,000			16,438
Common equity	5,007,627			4,493,042

Total shareholders’ equity	5,247,627			4,509,480

Total liabilities and shareholders’ equity	$48,847,219			$44,241,772

Spread on average interest-bearing funds			3.56%			3.78%
Taxable-equivalent net interest income and net yield on interest-earning assets		$1,908,053	4.43%		$1,788,958	4.63%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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